EXHIBIT 99(d)(14)


                               HSBC INVESTOR FUNDS


                         HSBC INVESTOR CHINA EQUITY FUND

                             SUB-ADVISORY AGREEMENT


AGREEMENT, effective commencing on __________, 2008, between Halbis Capital Management (Hong Kong) Limited (the "Sub-adviser") and HSBC Investments (USA) Inc. (the "Manager").

WHEREAS, the Manager has been retained by HSBC Investor Funds, a Massachusetts business trust (the "Trust") registered as an open-end diversified investment management company under the Investment Company Act of 1940, as amended (the "1940 Act"), to provide investment advisory services to the HSBC Investor China Equity Fund (the "Fund") pursuant to an Investment Advisory Contract dated December 31, 1999 and amended and restated March 1, 2001 (the "Advisory Agreement");

WHEREAS, the Trust's Board of Trustees, including a majority of the Trustees who are not parties to this Agreement or "interested persons," as defined in the 1940 Act, of any party to this Agreement, have approved the appointment of the Sub-adviser to perform certain investment advisory services for the Fund pursuant to this Sub-advisory Agreement and the Sub-adviser is willing to perform such services for the Fund;

WHEREAS, the Sub-adviser is registered or exempt from registration as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-adviser as follows:

     1. APPOINTMENT. The Manager hereby appoints the Sub-adviser to perform advisory services to the Fund for the periods and on the terms set forth in this Sub-advisory Agreement. The Sub-adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. INVESTMENT ADVISORY DUTIES. Subject to the supervision of the Board of Trustees of the Trust and the Manager, the Sub-adviser will, in coordination with the Manager, (a) provide a program of continuous investment management for the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information included as part of the Trust's Registration Statement on behalf of the Fund filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Sub-adviser by the Manager; (b) make investment decisions for the Fund; and (c) place orders 7to purchase and sell securities for the Fund. In particular, the Sub-adviser will be responsible for the purchase and sale of securities and for all yield enhancement strategies used in managing the Fund.

     In performing its investment management services to the Fund hereunder, the Sub-adviser will provide the Fund with ongoing investment guidance and policy direction. The Sub-adviser will determine the securities, instruments, repurchase agreements, options and other investments and techniques that the Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Fund. The Sub-adviser will determine what portion of each Fund shall be invested in securities and other assets.

     The Sub-adviser further agrees that, in performing its duties hereunder, it will:

             a comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

             b manage the Fund so that the Fund will qualify, and continue to qualify (except where extraordinary circumstances dictate otherwise), as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

             c   place orders pursuant to its investment  determinations for the
Fund directly with the issuer, or with any broker or dealer the Sub-adviser may choose, in accordance with applicable policies expressed in the Fund's Prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

             d furnish to the Trust whatever statistical information the Trust may reasonably request in writing with respect to the Fund's assets or contemplated investments. In addition, the Sub-adviser will keep the Trust and the Trustees informed of developments materially affecting the Fund and shall, on the Sub-adviser's own initiative, furnish to the Trust from time to time whatever information the Sub-adviser believes appropriate for this purpose;

             e make available to the Manager and the Trust, promptly upon their written request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Manager and the Trust in their compliance with applicable laws and regulations. The Sub-adviser will furnish the Trustees with such available data regarding the Fund, as may be mutually agreed upon from time to time;

             f promptly notify the Manager and the Trust in the event that the Sub-adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-adviser from serving as an investment adviser pursuant to this Sub-advisory Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Sub-adviser further agrees to notify the Trust and the Manager promptly if any statement regarding the Sub-adviser contained in the Trust's Registration Statement with respect to the Fund, or any amendment or supplement thereto, becomes untrue or incomplete in any material respect.

     In performing its duties under this Agreement, the Sub-adviser shall manage and invest the Fund's assets in accordance with the Fund's investment objectives, policies and restrictions as well as applicable federal and state securities laws, based upon instructions as may be provided to the Sub-adviser by the Manager, the Fund's administrator, accountant, custodian or other agent designated by the Manager as responsible for testing compliance of the Fund (the "Compliance Agent"). The Sub-adviser further agrees to manage and invest the Fund's assets in accordance with instructions as may be provided to the Sub-adviser from time to time by the Manager or the Compliance Agent in an effort to ensure that the Fund meets and maintains, so long as required by the Code, the requirements for qualification as a regulated investment company under Subchapter M of the Code and regulations issued thereunder.

     In fulfilling its obligations under this Agreement, the Sub-adviser shall be entitled to reasonably rely on and act in accordance with instructions provided by the Manager or Compliance Agent.

     3. ALLOCATION OF CHARGES AND EXPENSES. Except as otherwise specifically provided in this Section 3, the Sub-adviser shall pay the compensation and expenses of all its directors, partners, officers and employees, if any, who serve as officers and executive employees of the Trust (including the Fund's share of payroll taxes), and the Sub-adviser shall make available, without expense to the Fund, the service of its directors, partners, officers and employees, if any, who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

     The Sub-adviser shall not be required to pay any expenses of the Fund other than those specifically allocated to the Sub-adviser in this Section 3. In particular, but without limiting the generality of the foregoing, the Sub-adviser shall not be responsible for the following expenses of the Fund: organization and offering expenses of the Fund (including out-of-pocket expenses); fees payable to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Fund; payments for maintaining the Fund's financial books and records and calculating the daily net asset value of the Fund's shares; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale (if any); freight, insurance and other charges in connection with the shipment of the portfolio securities of the Fund; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses,

Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery; litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, trustees and employees of the Trust who are not interested persons of the Sub-adviser; and travel expenses (or an appropriate portion thereof) of officers or trustees of the Trust who are officers, directors or employees of the Sub-adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust or any committees thereof or advisers thereto.

     4. COMPENSATION. As compensation for the services provided and expenses assumed by the Sub-adviser under this Agreement, the Manager will pay the Sub-adviser, with regard to each Fund, within 21 calendar days after the end of each calendar quarter an advisory fee computed daily based on the basis of each Fund's average daily net assets at an annual rate of 0.55%. The "average daily net assets" of the Fund shall mean the average of the values attributed to the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the Trust's Declaration of Trust, as amended, and Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any quarter end when the Sub-adviser's compensation is payable pursuant to this Section, then the Sub-adviser's compensation payable at the end of such quarter shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such quarter). If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 4. In the event that this Agreement is terminated pursuant to Section 9 hereof, the Sub-adviser shall be entitled to a PRO RATA portion of the fee under this Section 4 through and including the date upon which the Agreement is terminated and the Sub-adviser ceases to provide investment advisory services to the Fund hereunder.

     5. BOOKS AND RECORDS. The Sub-adviser agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, including the Investment Advisers Act of 1940 and the Securities and Exchange Act of 1934, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Manager shall maintain all books and other records not related to the Fund's transactions. The Sub-adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the joint property of the Fund and the Sub-adviser and a copy will be provided promptly to the Fund upon its written request. The Sub-adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund is being conducted in accordance with applicable laws and regulations.

     6. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Sub-adviser shall exercise its best judgment in rendering the services provided by it under this Sub-advisory Agreement. The Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the holders of the Fund's shares in connection with the matters to which this Sub-advisory Agreement relate, provided that nothing in this Sub-advisory Agreement shall be deemed to protect or purport to protect the Sub-adviser against any liability to the Fund or to holders of the Fund's shares to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-adviser's reckless disregard of its obligations and duties under this Sub-advisory Agreement. As used in this Section 6, the term "Sub-adviser" shall include any officers, directors, partners, employees, agents or other affiliates of the Sub-adviser performing services for the Fund.

     7. SERVICES NOT EXCLUSIVE. It is understood that the services of the Sub-adviser are not exclusive, and that nothing in this Sub-advisory Agreement shall prevent the Sub-adviser from providing similar services to other individuals, institutions or investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Sub-advisory Agreement, interfere in a material manner with the Sub-adviser's ability to meet its obligations to the Trust and the Fund hereunder. When the Sub-adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-adviser recommends the purchase or sale of the same security for the Fund, the Sub-adviser may, but shall not be obligated to, aggregate the orders for securities to be purchased or sold. It is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Sub-adviser nor any of its directors, partners, officers or employees shall act as a principal or agent or receive any commission.

     8. DOCUMENTATION. The Trust shall provide the Sub-adviser with the following documents:

             a   the Trust's  registration  statement  relating to the Fund, and any amendments thereto;

             b    the  current   Declaration  of  Trust  and  By-laws  (and  any
amendments thereto) of the Trust;

             c   resolutions  of the Board of Trustees of the Trust  authorizing the appointment of the Sub-adviser to serve as Sub-adviser and approving this Sub-advisory Agreement;

             d   the Trust's Notification of Registration on Form N-8A; and

             e   all procedures, policies or other documentation relating to the
Sub-adviser's activities under this Sub-advisory Agreement.

     9. DURATION AND TERMINATION. This Sub-advisory Agreement shall continue for an initial term of two years from the date set forth above, unless sooner terminated as provided herein. Notwithstanding the foregoing, this Sub-advisory Agreement may be terminated: (a) at any time without penalty upon thirty (30) days' written notice to the Sub-adviser by the Fund upon the vote of a majority of the Trustees or upon the vote of a majority of the Fund's outstanding voting securities, (b) at any time without penalty upon thirty (30) days' written notice to the Sub-adviser by the Manager, or (c) by the Sub-adviser upon thirty
(30) days' written notice to the Trust or the Manager. Anything to the contrary herein notwithstanding, any termination carried out pursuant to this Section 9 shall be without penalty and, further, the compensation schedule set forth in
Section 4 hereof shall apply to the service of the Sub-adviser beyond the end of the notice period provided in this Section 9. This Sub-advisory Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) or the assignment or termination of the Advisory Agreement.

     10. AMENDMENTS. No provision of this Sub-advisory Agreement may be changed, waived, discharged or terminated orally, unless by an instrument in writing signed by both parties, and no amendment of this Sub-advisory Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees of the Fund, including a majority of Trustees who are not interested persons of any party to this Sub-advisory Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     11. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be given in writing and mailed, faxed or delivered to the other party at its address as follows:

                  IF TO THE MANAGER:

                  HSBC Investments (USA) Inc.
                  452 Fifth Avenue
                  New York, New York  10018
                  Attention:  _____________________.


                  IF TO THE SUB-ADVISER:

                  HSBC Capital Management (Hong Kong) Limited
                  Level 22
                  HSBC Main Building
                  1 Queen's Road Central
                  Hong Kong
                  Attention:  ___________


Any party may specify a different or additional address for notice by sending a written notice to the other at the address above, or at that or those last given hereunder.

     12. Miscellaneous.

             a This Sub-advisory Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

             b   The captions of this  Sub-advisory  Agreement  are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

             c If any provision of this Sub-advisory Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Sub-advisory Agreement shall not be affected hereby and, to this extent, the provisions of this Sub-advisory Agreement shall be deemed to be severable.

             d Nothing herein shall be construed as constituting the Sub-adviser, or any of its directors, officers or employees, an agent of the Manager or the Fund, nor the Manager, or any of its directors, officers or employees, an agent of the Sub-adviser.

             e   This  Sub-advisory  Agreement  may be  executed  in one or more counterparts, each of which shall be deemed to be an original, but counterparts shall, together, constitute only one Sub-advisory Agreement.

             f The undersigned officer of the Fund has executed this Sub-advisory Agreement not individually, but as an officer under the Fund's Declaration of Trust, and the obligations of this Sub-advisory Agreement are not binding upon the Fund's Trustees, its officers, or shareholders in the Fund individually, but bind only the Fund's Trust estate.

             g   The Manager hereby acknowledges that it has received and read a copy of the Sub-adviser's current Form ADV, Part II.

             h The Sub-adviser shall vote such stock and other securities possessing "voting" rights which are part of the portion of the Fund managed by the Sub-adviser, personally or by proxy, consistent with the Sub-adviser's proxy voting guidelines and processing standards.

             i The Sub-adviser shall not be responsible for voting any proxies relating to securities held in the Fund which proxies have a record date which is prior to the date of the Sub-advisory Agreement or on or after the date of any termination of this Sub-advisory Agreement.

             j The Manager acknowledges and agrees that the Sub-adviser shall have no responsibility for filing claims on behalf of Manager with respect to any class action, bankruptcy proceeding or any other action or proceeding in which the Manager may be entitled to participate as a result of its securities holdings. The Sub-adviser's responsibility, with respect thereto, shall be limited to cooperating with the custodian of the assets in making such filings.

     It is hereby understood and agreed that the Sub-adviser shall not be liable or responsible for any loss incurred in connection with recommendations or investments made by the Sub-adviser or other actions taken by the Sub-adviser with respect to managed assets prior to the termination of this Agreement, provided such actions were taken by the Sub-adviser in accordance with this Agreement. The Manager understands and agrees that financial investments carry substantial risk and Sub-adviser cannot predict or guarantee any particular results. The Sub-adviser shall not be liable or responsible for any loss incurred in connection with any act or omission of the client, administrators, custodian, or any broker-dealer or other third party.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of __________, 2008.


                                    HALBIS CAPITAL MANAGEMENT (HONG KONG)
                                    LIMITED


                                    By ______________________________
                                       Name:
                                       Title:


                                    HSBC INVESTMENTS (USA) INC.


                                    By ______________________________
                                       Name:
                                       Title: